EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Inolife Technologies, Inc. (the “Company”) on Form 10-Q/A for the period ending June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary Berthold, Chief Executive Officer and Chief Financial Officer of the Company, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

INOLIFE TECHNOLOGIES, INC.

/s/:  Gary Berthold
Gary Berthold,
Chief Executive Officer
Chief Financial Officer

August 20, 2012